EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Eric Boyriven / Matt Steinberg (212) 850-5600

Linden Alschuler & Kaplan, Inc. Media: Lisa Linden / Mollie Fullington 212-575-4545 / 917-346-6123

EMCOR GROUP, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2012 RESULTS

- Revenues Increase 6.2% to $1.61 Billion; Organic Growth of 4.3% -
- Fourth Quarter Diluted Earnings Per Share from Continuing Operations of $0.68 -
- Backlog as of December 31, 2012 of $3.37 Billion -
- Company Announces 2013 Revenue and Diluted EPS Guidance -

NORWALK, CONNECTICUT, February 26, 2013 - EMCOR Group, Inc. (NYSE: EME) today reported results for the fourth quarter ended December 31, 2012.

For the fourth quarter of 2012, net income from continuing operations attributable to EMCOR increased 27.8% to $46.4 million, or $0.68 per diluted share. For the fourth quarter of 2011, net income from continuing operations attributable to EMCOR was $36.3 million, or $0.53 per diluted share. For the fourth quarter of 2011, non-GAAP net income from continuing operations was $38.6 million, or $0.57 per diluted share, excluding a previously announced non-cash impairment charge of $3.8 million, or $0.03 per diluted share after-tax.

Revenues increased 6.2% to $1.61 billion in the fourth quarter of 2012, compared to revenues of $1.52 billion in the year ago period. Organic revenue growth in the 2012 fourth quarter was 4.3%.

For the fourth quarter of 2012, operating income was $78.9 million, or 4.9% of revenues. Operating income for the fourth quarter of 2011, including the above mentioned non-cash impairment charge was $62.4 million, or 4.1% of revenues. Excluding the non-cash impairment charge, the Company's non-GAAP operating income for the fourth quarter of 2011 was $66.2 million, or 4.4% of revenues. The Company recorded restructuring expenses of $0.1 million in the 2011 fourth quarter.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share to the comparable GAAP figures.

Selling, general and administrative expenses were $149.6 million, or 9.3% of revenues, in the fourth quarter of 2012, compared to $148.0 million, or 9.7% of revenues, in the year ago period.

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EMCOR Reports Fourth Quarter Results	Page 2

The Company's income tax rate as reported in the 2012 fourth quarter was 39.8%, compared to an income tax rate of 38.5% in the year ago period.

Backlog as of December 31, 2012 was $3.37 billion, an increase of 1.4% from $3.33 billion at the end of 2011. Domestically, continued strong growth in the industrial sector combined with growth in the institutional sector more than offset declines in the commercial, healthcare, hospitality/gaming, transportation and water/wastewater sectors. Total commercial backlog decreased $20 million, or 2.0%, from year ago levels to $961 million while industrial backlog increased $248 million, or 62.9%, from the year ago period to $643 million. Backlog growth in the Company's domestic operations more than offset a backlog decline related to the Company's efforts to reduce its UK construction operations and focus on its facilities services business in that market. Total aggregate backlog was level compared to September 30, 2012.

Tony Guzzi, President and Chief Executive Officer of EMCOR Group, commented, “The 2012 fourth quarter finished a strong year for us. We generated solid organic growth over a strong year-ago performance and expanded margins through excellent execution and a focus on cost control. Cash generation was strong during the year, and we have both invested in our growth and returned $58 million to our shareholders through our dividend and share repurchase program through the year. Overall, we are very pleased with our performance in what continues to be a challenging and uncertain environment.”

Mr. Guzzi continued, “We continue to have particularly strong performance in our domestic construction operations, driven by organic growth and solid project execution. In facilities services, our turnaround and maintenance services for industrial clients continued to perform well, and we saw modest improvement in mechanical services operations. Our strength domestically offset the performance of our UK operations, where we continued to refocus our operations on facilities services in light of the difficult conditions in the UK construction market.”

Mr. Guzzi concluded, “We delivered excellent results in 2012, and, as we enter 2013, we believe we are well positioned for continued success. Our domestic construction businesses will continue to focus on strong project execution. Our facilities services business has the capacity to meet ongoing demand for turnaround and maintenance work from our industrial customers, and we are well positioned for improvements in our commercial site-based operations. While we have seen some increase in demand, overall economic conditions remain challenging. Bookings have been healthy, but current backlog levels continue to limit our visibility, and the bidding environment remains uneven. As we await a broader economic recovery, our focus will remain on resource management, cost controls and leveraging near-term opportunities.”

For the 2012 full-year period, net income from continuing operations attributable to EMCOR was $146.6 million, or $2.16 per diluted share, compared to $121.7 million, or $1.78 per diluted share. Income from continuing operations for the 2011 full-year period included the above-mentioned impairment charge as well as transaction expenses related to the acquisition of USM of $4.7 million, or $0.06 per diluted share after-tax. Excluding the USM transaction expenses and impairment charge, the Company's non-GAAP net income from continuing operations for the 2011 full-year period was $127.8 million, or $1.87 per diluted share.

Revenues for the 2012 full-year period increased 13.1% to $6.35 billion, compared to $5.61 billion for the 2011 full-year period. Organic revenue growth for the 2012 full-year period was 7.6%.

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EMCOR Reports Fourth Quarter Results	Page 3

Operating income in the 2012 full-year period was $250.0 million, or 3.9% of revenues, compared to $210.8 million, or 3.8% of revenues, a year ago. Operating income for the 2011 full-year period included the non-cash impairment charge and USM transaction expenses of $4.7 million. Excluding these items, the Company's non-GAAP operating income for the 2011 full-year period was $219.3 million, or 3.9% of revenues. The Company recorded restructuring expenses of $0.1 million in the 2012 full-year period and $1.2 million in the 2011 full-year period.

For the 2012 full-year period, SG&A totaled $556.2 million, or 8.8% of revenues. SG&A for the 2011 full-year period was $518.1 million, or 9.2% of revenues, and included the USM transaction expenses discussed above.

The Company noted that, based on the current size and mix of its backlog and assuming the continuation of current market conditions, it expects to generate revenues in 2013 of approximately $6.5 billion, and diluted earnings per share of between $2.05 and $2.35.

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, energy infrastructure and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

EMCOR Group's fourth quarter conference call will be available live via internet broadcast today, Tuesday, February 26, at 10:30 AM Eastern Standard Time. You can access the live call through the Home Page of the Company's Web site at www.emcorgroup.com.

This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended December 31,		For the twelve months ended December 31,
	2012	2011	2012	2011
Revenues	$1,611,881	$1,517,962	$6,346,679	$5,613,459
Cost of sales	1,383,432	1,303,645	5,540,325	4,879,510
Gross profit	228,449	214,317	806,354	733,949
Selling, general and administrative expenses	149,586	147,957	556,242	518,121
Restructuring expenses	—	141	145	1,240
Impairment loss on identifiable intangible assets	—	3,795	—	3,795
Operating income	78,863	62,424	249,967	210,793
Interest expense	(1,815)	(2,887)	(7,275)	(11,261)
Interest income	391	377	1,556	1,820
Income from continuing operations before income taxes	77,439	59,914	244,248	201,352
Income tax provision	30,651	22,765	95,362	76,764
Income from continuing operations	46,788	37,149	148,886	124,588
Income from discontinued operation, net of income taxes	—	341	—	9,083
Net income including noncontrolling interests	46,788	37,490	148,886	133,671
Less: Net income attributable to noncontrolling interests	(378)	(825)	(2,302)	(2,845)
Net income attributable to EMCOR Group, Inc.	$46,410	$36,665	$146,584	$130,826
Basic earnings per common share: – continuing operations	$0.69	$0.54	$2.20	$1.82
– discontinued operation	$—	$0.01	$—	$0.14
Diluted earnings per common share: – continuing operations	$0.68	$0.53	$2.16	$1.78
– discontinued operation	$—	$0.01	$—	$0.13
Weighted average shares of common stock outstanding:
Basic	66,805,577	66,504,802	66,701,869	66,780,093
Diluted	67,801,701	67,911,536	67,738,418	68,375,502

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2012 (Unaudited)	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$605,303	$511,322
Accounts receivable, net	1,221,956	1,187,832
Costs and estimated earnings in excess of billings on uncompleted contracts	93,061	114,836
Inventories	50,512	44,914
Prepaid expenses and other	73,621	77,749
Total current assets	2,044,453	1,936,653
Investments, notes and other long-term receivables	4,959	5,618
Property, plant & equipment, net	116,631	101,663
Goodwill	566,588	566,805
Identifiable intangible assets, net	343,748	370,373
Other assets	30,691	32,964
Total assets	$3,107,070	$3,014,076
LIABILITIES AND EQUITY
Current liabilities:
Borrowings under revolving credit facility	$—	$—
Current maturities of long-term debt and capital lease obligations	1,787	1,522
Accounts payable	490,621	477,801
Billings in excess of costs and estimated earnings on uncompleted contracts	383,527	441,695
Accrued payroll and benefits	224,555	204,785
Other accrued expenses and liabilities	194,029	205,110
Total current liabilities	1,294,519	1,330,913
Borrowings under revolving credit facility	150,000	150,000
Long-term debt and capital lease obligations	4,112	3,335
Other long-term obligations	301,260	284,697
Total liabilities	1,749,891	1,768,945
Equity:
Total EMCOR Group, Inc. stockholders’ equity	1,346,080	1,234,734
Noncontrolling interests	11,099	10,397
Total equity	1,357,179	1,245,131
Total liabilities and equity	$3,107,070	$3,014,076

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Twelve Months Ended December 31, 2012 and 2011
(In thousands) (Unaudited)

	2012	2011
Cash flows - operating activities:
Net income including noncontrolling interests	$148,886	$133,671
Depreciation and amortization	31,204	27,426
Amortization of identifiable intangible assets	29,762	26,350
Deferred income taxes	6,626	8,826
Gain on sale of discontinued operation, net of income taxes	—	(9,127)
Excess tax benefits from share-based compensation	(7,083)	(3,619)
Equity income from unconsolidated entities	(930)	(1,301)
Non-cash expense for impairment of identifiable intangible assets	—	3,795
Other non-cash items	3,032	7,917
Distributions from unconsolidated entities	887	606
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(27,976)	(45,119)
Net cash provided by operating activities	184,408	149,425
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired, and related contingent consideration agreement	(20,613)	(301,306)
Proceeds from sale of discontinued operation, net of cash sold	—	26,627
Proceeds from sale of property, plant and equipment	3,070	1,409
Purchase of property, plant and equipment	(37,875)	(29,581)
Investment in and advances to unconsolidated entities and joint ventures	—	(28)
Purchase of short-term investments	(22,433)	(17,639)
Maturity of short-term investments	35,305	—
Net cash used in investing activities	(42,546)	(320,518)
Cash flows - financing activities:
Net repayments of long-term debt and debt issuance costs	(40)	(4,147)
Repayments of capital lease obligations	(1,978)	(1,095)
Dividends paid to stockholders	(34,073)	(3,336)
Repurchase of common stock	(23,912)	(27,523)
Proceeds from exercise of stock options	8,786	5,608
Payments to satisfy minimum tax withholding	(1,654)	(1,256)
Issuance of common stock under employee stock purchase plan	2,549	2,310
Payments of contingent consideration arrangements	(5,748)	(1,118)
Distributions to noncontrolling interests	(1,600)	(2,350)
Excess tax benefits from share-based compensation	7,083	3,619
Net cash used in financing activities	(50,587)	(29,288)
Effect of exchange rate changes on cash and cash equivalents	2,706	867
Increase (decrease) in cash and cash equivalents	93,981	(199,514)
Cash and cash equivalents at beginning of year	511,322	710,836
Cash and cash equivalents at end of period	$605,303	$511,322

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended December 31,
	2012	2011
Revenues from unrelated entities:
United States electrical construction and facilities services	$306,349	$289,689
United States mechanical construction and facilities services	578,214	499,796
United States facilities services	593,192	584,456
Total United States operations	1,477,755	1,373,941
United Kingdom construction and facilities services	134,126	144,021
Total worldwide operations	$1,611,881	$1,517,962

	For the twelve months ended December 31,
	2012	2011
Revenues from unrelated entities:
United States electrical construction and facilities services	$1,211,692	$1,155,079
United States mechanical construction and facilities services	2,296,380	1,917,433
United States facilities services	2,299,839	2,011,981
Total United States operations	5,807,911	5,084,493
United Kingdom construction and facilities services	538,768	528,966
Total worldwide operations	$6,346,679	$5,613,459

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended December 31,
	2012	2011
Operating income (loss):
United States electrical construction and facilities services	$32,615	$26,618
United States mechanical construction and facilities services	44,498	36,329
United States facilities services	22,336	21,970
Total United States operations	99,449	84,917
United Kingdom construction and facilities services	(2,038)	1,075
Corporate administration	(18,548)	(19,632)
Restructuring expenses	—	(141)
Impairment loss on identifiable intangible assets	—	(3,795)
Total worldwide operations	78,863	62,424
Other corporate items:
Interest expense	(1,815)	(2,887)
Interest income	391	377
Income from continuing operations before income taxes	$77,439	$59,914

	For the twelve months ended December 31,
	2012	2011
Operating income (loss):
United States electrical construction and facilities services	$100,736	$84,601
United States mechanical construction and facilities services	123,519	116,001
United States facilities services	82,273	69,125
Total United States operations	306,528	269,727
United Kingdom construction and facilities services	7,052	9,225
Corporate administration	(63,468)	(63,124)
Restructuring expenses	(145)	(1,240)
Impairment loss on identifiable intangible assets	—	(3,795)
Total worldwide operations	249,967	210,793
Other corporate items:
Interest expense	(7,275)	(11,261)
Interest income	1,556	1,820
Income from continuing operations before income taxes	$244,248	$201,352

EMCOR GROUP, INC.
RECONCILIATION OF 2012 AND 2011 OPERATING INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2012 and 2011 fourth quarter and year-to-date December 31, 2012 and 2011 operating income.  The following table provides a reconciliation between 2012 and 2011 operating income based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended December 31,		For the twelve months ended December 31,
	2012	2011	2012	2011
GAAP operating income	$78,863	$62,424	$249,967	$210,793
Impairment loss on identifiable intangible assets	—	3,795	—	3,795
Transaction expenses related to the acquisition of USM Holdings, Inc.	—	21	—	4,663
Non-GAAP operating income, excluding impairment loss on identifiable intangible assets and USM transaction expenses	$78,863	$66,240	$249,967	$219,251

EMCOR GROUP, INC.
RECONCILIATION OF 2012 AND 2011 NET INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2012 and 2011 fourth quarter and year-to-date December 31, 2012 and 2011 net income from continuing operations attributable to EMCOR Group, Inc.  The following table provides a reconciliation between 2012 and 2011 net income from continuing operations attributable to EMCOR Group, Inc. based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended December 31,		For the twelve months ended December 31,
	2012	2011	2012	2011
GAAP net income from continuing operations attributable to EMCOR Group, Inc. (1)	$46,410	$36,324	$146,584	$121,743
Impairment loss on identifiable intangible assets (2)	—	2,277	—	2,277
Transaction expenses related to the acquisition of USM Holdings, Inc. (3)	—	21	—	3,785
Non-GAAP net income from continuing operations attributable to EMCOR Group, Inc., excluding impairment loss on identifiable intangible assets and USM transaction expenses	$46,410	$38,622	$146,584	$127,805

(1) Amount is income from continuing operations less net income attributable to noncontrolling interest
(2) Amount is net of tax effect of $1.5 million in the quarter and year-to-date periods
(3)  Amount is net of tax effect of $0.0 million in the quarter and $0.9 million in the year-to-date period

EMCOR GROUP, INC.
RECONCILIATION OF 2012 AND 2011 DILUTED EARNINGS PER SHARE FIGURES
(Unaudited)

In our press release, we provide actual 2012 and 2011 fourth quarter and year-to-date December 31, 2012 and 2011 diluted earnings per share from continuing operations.  The following table provides a reconciliation between 2012 and 2011 EPS based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended December 31,		For the twelve months ended December 31,
	2012	2011	2012	2011
GAAP diluted earnings per common share from continuing operations	$0.68	$0.53	$2.16	$1.78
Impairment loss on identifiable intangible assets (1)	—	0.03	—	0.03
Transaction expenses related to the acquisition of USM Holdings, Inc. (2)	—	0.00	—	0.06
Non-GAAP diluted earnings per common share from continuing operations, excluding impairment loss on identifiable intangible assets and USM transaction expenses	$0.68	$0.57	$2.16	$1.87

(1) Amount is net of tax effect of $1.5 million in the quarter and year-to-date periods
(2) Amount is net of tax effect of $0.0 million in the quarter and $0.9 million in the year-to-date period

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